Exhibit 10.1

AMENDMENT NO. 8 TO CREDIT AGREEMENT
This AMENDMENT NO. 8 TO CREDIT AGREEMENT ("Amendment") is dated as of May 3, 2017, and is entered into by and among PERFORMANT BUSINESS SERVICES, INC. (formerly known as DCS Business Services, Inc.), a Nevada corporation ("Borrower"), the Lenders (as defined in the Credit Agreement as hereafter defined) party hereto, and MADISON CAPITAL FUNDING LLC, as Agent for all Lenders.
W I T N E S S E T H:
WHEREAS, Borrower, Agent and the Lenders from time to time party thereto are parties to that certain Credit Agreement dated as of March 19, 2012 (as the same has been or may be from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"; capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement, as amended hereby); and
WHEREAS, Borrower, Agent, Required Lenders, and each Lender holding any outstanding Term B Loans have agreed to amend the Credit Agreement in certain respects, in each case subject to the terms and conditions set forth herein;
NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 2 below, and in reliance on the representations and warranties set forth in Section 3 below, the Credit Agreement is hereby amended as follows:
(a)    Section 1.1 of the Credit Agreement is amended by inserting new defined terms "Eighth Amendment Closing Date", "March 2018 Compliance Date" and "PIK Interest" therein in their appropriate alphabetical order as follows:
Eighth Amendment Closing Date means May 3, 2017.
March 2018 Compliance Date means the date (if any) upon which the Borrower delivers to Agent financial statements in respect of the Fiscal Quarter ending March 31, 2018 pursuant to Section 6.1.2 together with a Compliance Certificate in respect of such period pursuant to Section 6.1.3 that demonstrates compliance with each of the financial ratios and restrictions set forth in Sections 7.14.2, 7.14.4, 7.14.5 and 7.14.6 for such period and certifies that no other Default or Event of Default has occurred and is continuing as of the date of delivery of such Compliance Certificate.
PIK Interest has the meaning set forth in Section 2.7.1.

(b)    Section 1.1 of the Credit Agreement is amended by deleting the definition of the term "December 2017 Compliance Date" therefrom in its entirety.
(c)    Section 1.1 of the Credit Agreement is amended by amending the definition of the term "EBITDA" set forth therein by replacing the reference to "costs, fees or expenses incurred in connection with the Amendment No. 4 to Credit Agreement dated as of the Fourth Amendment Closing Date the Amendment No. 5 to Credit Agreement dated as of the Fifth Amendment Closing Date and the Amendment No. 6 to Credit Agreement dated as of the Sixth Amendment Closing Date" set forth therein with a reference to "costs, fees or expenses incurred in connection with the Amendment No. 4 to Credit Agreement dated as of the Fourth Amendment Closing Date, the Amendment No. 5 to Credit Agreement dated as of the Fifth Amendment Closing Date, the Amendment No. 6 to Credit Agreement dated as of the Sixth Amendment Closing Date, the Amendment No. 7 to Credit Agreement dated as of March 22, 2017, and the Amendment No. 8 to Credit Agreement dated as of the Eighth Amendment Closing Date".
(d)    Section 1.1 of the Credit Agreement is amended by amending and restating the definition of the term "Term B Loan Maturity Date" set forth therein in its entirety as follows:
Term B Loan Maturity Date means June 19, 2018 or such earlier date on which all or any of the Loans or Obligations shall become due and payable pursuant to Section 8.2.
(e)    Section 2.7.1 of the Credit Agreement is amended and restated in its entirety as follows:
2.7.1    Interest Rates.
(a) Borrower promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows: (i) at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Applicable Margin set forth under the heading "Base Rate" as from time to time in effect; and (ii) at all times while such Loan is a LIBOR Loan, at a rate per annum equal to the sum of the LIBOR Rate applicable to each Interest Period for such Loan plus the Applicable Margin set forth under the heading "LIBOR" as from time to time in effect; provided, that at any time an Event of Default exists, if elected by Agent or requested by Required Lenders, the Applicable Margin corresponding to each Loan or Obligation shall be increased by two percentage points per annum (and, in the case of Obligations not subject to an Applicable Margin except for Secured Hedging Obligations, such Obligations shall bear interest at the Base Rate plus the Applicable Margin set forth under the heading "Base Rate" applicable to Revolving Loans plus two percentage (2.00%) points per annum) effective as of the date upon which such Event of Default first occurred or such later date approved by Required Lenders in writing; provided, further that, (x) any such increase may thereafter be rescinded by Required Lenders or, if such increase was implemented by Agent absent the request of Required Lenders, Agent, notwithstanding Section 10.1, and (y) upon the occurrence of an Event of Default under Section 8.1.1 or 8.1.3, any such increase described in the foregoing clause (i) shall occur automatically.
(b) In addition to the interest payable pursuant to the foregoing paragraph, Borrower promises to pay interest (as more particularly described in Section 2.7.2) in kind (except that any such accrued in kind amounts shall, prior to being capitalized as part of the principal of the Term B Loans in accordance with Section 2.7.2, be due and payable in cash at maturity or upon demand of Required Lenders at any time an Event of Default exists) on the unpaid principal amount of the Term B Loans for the period commencing on the Eighth Amendment Closing Date until the Term B Loans are paid in full at a per annum rate equal to three percentage points (3.00%) per annum (such additional interest described in this paragraph, "PIK Interest").
(c) In no event shall interest payable by Borrower to Agent and Lenders hereunder exceed the maximum rate permitted under applicable law, and if any such provision of this Agreement is in contravention of any such law, such provision shall be deemed modified to limit such interest to the maximum rate permitted under such law (with any such modification applied first to reduce the interest rate applicable to PIK Interest pursuant to clause (b) above).
(f)    Section 2.7.2 of the Credit Agreement is amended and restated in its entirety as follows:
2.7.2.    Interest Payment Dates.
Accrued interest (excluding PIK Interest) on each Base Rate Loan shall be payable in arrears on the first day of each calendar month and at maturity in cash. Accrued interest (excluding PIK Interest) on each LIBOR Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a LIBOR Loan with an Interest Period in excess of 3 months, on the last day of each 3-month interval of such Interest Period), upon a prepayment of such Loan in accordance with Section 2.10 and at maturity in cash. Accrued PIK Interest on the Term B Loans shall be payable in arrears on the first day of each calendar month commencing after the Eighth Amending Closing Date by adding such amounts to the principal amount of the Term B Loans on which such PIK Interest accrued. After maturity and, at the request of Required Lenders at any time an Event of Default exists, all accrued interest on all Loans shall be payable in cash on written demand at the rates specified in Section 2.7.1.
(g)    Section 2.10.2(a)(ii) of the Credit Agreement is amended and restated in its entirety as follows:
(ii) (x) within 120 days after the end of the Fiscal Year ending December 31, 2016, in an amount equal to (A) 75% of Excess Cash Flow for such Fiscal Year minus (B) voluntary prepayments of the Term Loans pursuant to Section

2.10.1 made after the Eighth Amendment Closing Date (excluding any prepayment made with funds from the Cash Reserve Account as contemplated by Section 6.11) during such period, and (y) within 45 days after the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2017, in an amount equal to the lesser of (A) (1) 75% of Excess Cash Flow for such Fiscal Quarter minus (2) voluntary prepayments of the Term Loans pursuant to Section 2.10.1 made during such period made after the Eighth Amendment Closing Date (excluding any prepayment made with funds from the Cash Reserve Account as contemplated by Section 6.11), and (B) (1) 75% of Excess Cash Flow for the period commencing on the first day of the current Fiscal Year and ending on the last day of such Fiscal Quarter minus (2) the sum of all previous prepayments (if any) made pursuant to this Section 2.10.2(a)(ii)(y) (but not Section 2.10.2(a)(ii)(x)) during such Fiscal Year and all voluntary prepayments of the Term Loans pursuant to Section 2.10.1 (excluding any prepayment made with funds from the Cash Reserve Account as contemplated by Section 6.11) made after the Eighth Amendment Closing Date during such Fiscal Year;
(h)    Section 2.11.3 of the Credit Agreement is amended by amending and restating the table set forth therein in its entirety as follows:

Date	Installment

June 30, 2017	$247,500
September 30, 2017	$247,500
December 31, 2017	$247,500
March 31, 2018	$247,500
June 19, 2018	The remaining outstanding principal balance of the Term B Loan
(i)    Section 3.2(c) of the Credit Agreement is amended and restated in its entirety as follow:
(c)    Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or other United States or foreign regulatory authorities pursuant to Basel III shall, in each case, be deemed to be a change in law for purposes of this Agreement (including without limitation for purposes of this Section 3.2 and for purposes of Section 3.4), regardless of the date enacted, adopted or issued.

(j)    Section 6.1.1 of the Credit Agreement is amended and restated in its entirety as follows:
6.1.1    Annual Report.
Promptly when available and in any event within 90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of Holdings, Borrower and the Subsidiaries for such Fiscal Year, including therein a consolidated balance sheet and statement of earnings and cash flows of Holdings, Borrower and the Subsidiaries as at the end of such Fiscal Year, certified without qualification (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by Borrower's independent certified public accountants) by independent auditors of recognized standing selected by Borrower or such other auditor reasonably acceptable to Agent, together with (i) a written statement from such accountants to the extent permitted by and consistent with such accountant's audit policies, as determined in such accountant's sole discretion, to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, nothing came to their attention that caused them to believe that Borrower was not in compliance with any provision of Section 7.1, 7.3, 7.4 or 7.14, insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to believe that Borrower was not in compliance with any such provision, describing such non-compliance in reasonable detail and (ii) a comparison with the previous Fiscal Year; and (b) an Excess Cash Flow Certificate.
(k)    Section 6.1.2 of the Credit Agreement is amended and restated in its entirety as follows:
6.1.2    Interim Reports.
Promptly when available and in any event within 45 days after the end of each month, consolidated balance sheets of Holdings, Borrower and the Subsidiaries as of the end of such month, together with consolidated statements of earnings and a consolidated statement of cash flows for such month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such month (which consolidated financial statements with respect to each month that is the last month of a Fiscal Quarter shall not contain in the footnote disclosure thereto a statement required by GAAP indicating that there is substantial doubt about the ability of the consolidated entity to continue as a going concern (such that the inclusion of any such footnote disclosure would constitute a breach of the requirements of this Section 6.1.2)), together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by an Authorized Officer of Borrower (which certificate shall, if such financial statements correspond to a month that is not the last month of a Fiscal Quarter, contain a statement as to whether an Event of Default exists).
(l)    Section 6.11 of the Credit Agreement is amended by (i) replacing each reference to "Fourth Amendment Closing Date" set forth therein with a reference to "Eighth Amendment Closing Date", (ii) replacing the reference to "$7,500,000" set forth therein with a reference to "$6,000,000", (iii) replacing each reference to "Required Lenders" set forth therein with a reference to "Required Lenders and each Lender holding any outstanding Term B Loans", (iv) replacing the reference to "May 15, 2017" set forth therein with a reference to "August 3, 2017", and (v) deleting the reference to "(or such later date not more than thirty (30) days thereafter as may be agreed by Agent in its sole discretion)" set forth therein.
(m)    Section 7.5(a) of the Credit Agreement is amended by replacing the reference to "December 2017 Compliance Date" set forth therein with a reference to "March 2018 Compliance Date".
(n)    Section 7.14.2. of the Credit Agreement is amended and restated in its entirety as follows:
7.14.2    Total Debt to EBITDA Ratio.
Not permit the Total Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

Computation Period Ending	Total Debt to EBITDA Ratio
December 31, 2015	5.00:1.0
March 31, 2016, June 30, 2016, September 30, 2016, December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017, December 31, 2017 and March 31, 2018	4.75:1.0

(o)    Section 7.14.3(d) of the Credit Agreement is amended by replacing the reference to "with respect to any Computation Period ending prior to the Computation Period ending March 31, 2018" set forth therein with a reference to "with respect to any Computation Period ending prior to the Computation Period ending June 30, 2018".
(p)    Section 7.14.4 of the Credit Agreement is amended and restated in its entirety as follows:
7.14.4.    Interest Coverage Ratio.

Not permit the Interest Coverage Ratio for any Computation Period set forth below to be less than the applicable ratio set forth below for such Computation Period:

Computation Period Ending	Interest Coverage Ratio
December 31, 2015	2.25:1.0
March 31, 2016, June 30, 2016 and September 30, 2016	2.50:1.0
December 31, 2016	2.00:1.0
March 31, 2017, June 30, 2017, September 30, 2017, December 31, 2017 and March 31, 2018	1.75:1.0
(q)    Section 7.14.6 of the Credit Agreement is amended and restated in its entirety as follows:
7.14.6    Capital Expenditures.
Not permit the aggregate amount of all Capital Expenditures made by Holdings and its Subsidiaries in the Fiscal Year ending December 31, 2015 to exceed $12,500,000, not permit the aggregate amount of all Capital Expenditures made by Holdings and its Subsidiaries in the Fiscal Year ending December 31, 2016 and in the Fiscal Year ending December 31, 2017 to exceed $8,000,000, and not permit the aggregate amount of all Capital Expenditures made by Holdings and its Subsidiaries in the Fiscal Quarter ending March 31, 2018 to exceed $3,000,000.
(r)    Annex III to the Credit Agreement is amended by replacing the reference to "not greater than 2.75" set forth in clause (10) thereof with a reference to "not greater than 2.50".
(s)    Exhibit B to the Credit Agreement is amended and restated in its entirety in the form attached as Exhibit B to this Amendment.
2.    Conditions to Effectiveness of Amendment. The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent:
(a)    Agent shall have received a copy of this Amendment (including the Consent and Reaffirmation attached hereto), executed by Borrower, each Loan Party, Required Lenders and each Lender holding any outstanding Term B Loans;
(b)    No Default or Event of Default shall have occurred and be continuing as of the date of this Amendment;
(c)    On the date hereof, Borrower shall have made (and Agent shall have received in immediately available funds from Borrower) a voluntary prepayment of the Term

B Loans in an amount equal to $6,000,000, which $6,000,000 voluntary prepayment of the Term B Loans shall be applied to the scheduled installments of the Term B Loans (after giving effect to this Amendment) in the inverse order of maturity;
(d)    On the date hereof, Agent shall have received $1,500,000 in immediately available funds from the Cash Reserve Account, which the parties hereto agree shall be applied as a voluntary prepayment of the Term B Loans (such that, taken together with the prepayment described in clause (c) immediately above, the Term B Loans shall be paid down by an aggregate amount equal to $7,500,000 on the date hereof), which $1,500,000 voluntary prepayment of the Term B Loans shall be applied to the scheduled installments of the Term B Loans (after giving effect to this Amendment) in the inverse order of maturity;
(e)    Agent shall have received the Amendment Fee (as defined below) for the benefit of the applicable Lenders, and Borrower shall have paid all other fees and expenses (including fees and expenses of counsel to the extent invoiced) of Agent due and payable as of the date hereof in connection with this Amendment, the Credit Agreement and the other Loan Documents; and
(f)    Agent shall have received the following documents in form and substance satisfactory to Agent: (x) unless otherwise deemed to be a post-closing obligation by Agent, an amendment to the Mortgage in favor of Agent with respect to the real property owned by Performant Recovery, Inc. located in St. Josephine County, Oregon (the "Mortgage Modification"), (y) secretary's or officer's certificates and resolutions with respect to Holdings and each of its Subsidiaries with respect to the organizational documents of each such Person and necessary corporate approval by each such Person to enter into this Amendment, and (z) legal opinions from outside counsel to Holdings and its Subsidiaries (including Nevada local counsel with respect to Borrower) with respect to such matters pertaining to this Amendment as are reasonably determined to be applicable by Agent.
3.    Representations and Warranties. To induce Agent, the Required Lenders and the Lenders holding outstanding Term B Loans to enter into this Amendment, Borrower represents and warrants to Agent and Lenders that:
(a)    the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Borrower and each other Loan Party and that this Amendment has been duly executed and delivered by Borrower and each other Loan Party;
(b)    this Amendment and the Borrower's obligations under the Credit Agreement as amended hereby constitute the legal, valid and binding obligation of Borrower and are enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditor's rights generally and to general principles of equity;
(c)    the execution and delivery by Borrower and the other Loan Parties of this Amendment does not require the consent or approval of any Person, except such consents and approvals as have been obtained;

(d)    after giving effect to this Amendment, the representations and warranties of Borrower and each other Loan Party set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects with the same effect as if made on the date hereof (except to the extent such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date); and
(e)    no Default or Event of Default has occurred and is continuing.
4.    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
5.    References. Any reference to the Credit Agreement contained in any document, instrument or Credit Agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.
6.    Amendment Fee. In consideration of the agreements set forth herein, upon the effectiveness of this Amendment in accordance with, and subject to all of the conditions specified in Section 3 hereof (other than Section 3(d)), Borrower agrees to pay to Agent, for the ratable benefit of the respective Lenders holding amounts of the Term B Loan, an amendment fee equal to 0.50% of the outstanding principal amount of the Term B Loan as of the date hereof after giving effect to the $7,500,000 of prepayments of the Term B Loans on the date hereof described in Section 2 above.
7.    Counterparts; Electronic Transmission. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Facsimile signatures and other electronic signatures shall also constitute originals.
8.    Release.
(a)    In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Borrower and each other Loan Party (by such other Loan Party's execution and delivery of the attached Consent and Reaffirmation), on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, Borrower or such Loan Party or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.
(b)    Each of Borrower and each other Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)    Each of Borrower and each other Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth herein.
9.    Post-Closing Obligation. Within sixty (60) days after the effectiveness of this Amendment (or such later date as the Agent may elect in its sole discretion), the Borrower shall take, complete or otherwise provide for the following with respect to the real property affected by the Mortgage Modification (along with, to the extent Agent agrees that the Mortgage Modification may be executed and delivered on a post-closing basis, executing and delivering the Mortgage Modification):
(a)    evidence of the recordation of the Mortgage Modification reasonably satisfactory to Agent, together with a date down endorsement to the existing title policy in favor of Agent with respect to the Mortgage in favor of Agent with respect to the real property subject to the lien of such Mortgage affected by the Mortgage Modification (the "Subject Real Property"), which shall be in form and substance reasonably satisfactory to the Agent and reasonably assure the Agent as of the date of such endorsement that the Subject Real Property is free and clear of all defects and encumbrances except those Liens permitted under such Mortgage or under the Credit Agreement;
(b)    evidence of payment by the Borrower of all search and examination charges escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Modification; and
(c)    such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title insurance company to issue the endorsement to the title policy contemplated in this Section and evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes and related charges required for the issuance of the endorsement to the title policy contemplated in this Section.
10.    Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and each of the other Loan Documents are ratified and confirmed and shall continue in full force and effect.
11.    Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

PERFORMANT BUSINESS SERVICES, INC.
(formerly known as DCS Business Services, Inc.)

By: /s/ Hakan Orvell______________________
Name: Hakan Orvell______________________
Title:  Secretary__________________________

Signature Page to Amendment No. 8 to Credit Agreement

MADISON CAPITAL FUNDING LLC, as Agent and a Lender By: /s/ Craig Dugan_______________________ Name: Craig Dugan_______________________ Title: VP________________________________

Signature Page to Amendment No. 8 to Credit Agreement

MCF CLO IV LLC By: Madison Capital Funding LLC, as collateral manager By: /s/ Brian Ternes____________________ Name: Brian Ternes_______________________ Title: Vice President_______________________

Signature Page to Amendment No. 8 to Credit Agreement

AUDAX CREDIT OPPORTUNITIES OFFSHORE
LTD., as a Lender

By: /s/ Michael P. McGonigle _______________
Name: Michael P. McGonigle _______________
Title: Authorized Signatory__________________
AUDAX SENIOR DEBT (WCTPT) SPV, LLC,
as a Lender

By: /s/ Michael P. McGonigle _______________
Name: Michael P. McGonigle _______________
Title: Authorized Signatory__________________
AUDAX CREDIT OPPORTUNITIES (SBA), LLC,
as a Lender

By: /s/ Michael P. McGonigle _______________
Name: Michael P. McGonigle _______________
Title: Authorized Signatory__________________
A CMFG LIFE INSURANCE COMPANY,
by Audax Management (NY), LLC, its subadviser
as a Lender

By: /s/ Michael P. McGonigle _______________
Name: Michael P. McGonigle _______________
Title: Authorized Signatory__________________

Signature Page to Amendment No. 8 to Credit Agreement

BancAlliance Inc.
By: AP Commercial LLC, its attorney-in-fact,
as a Lender

By: /s/ John Gray _________________________
Name: John Gray _________________________
Title: Executive Vice President______________

Signature Page to Amendment No. 8 to Credit Agreement

ING Capital LLC,
as a Lender

By: /s/ Marilyn Densel Fulton __________________
Name: Marilyn Densel Fulton___________________
Title: Managing Director_______________________
By: /s/ Naresh Purohit_________________________
Name: Naresh Purohit_________________________
Title: Director_______________________________

Signature Page to Amendment No. 8 to Credit Agreement

MC Funding, Ltd.,
as a Lender
By: Monroe Capital Management, LLC, as Collateral Manager

By: /s/ Jeffrey Williams_______________________
Name: Jeffrey Williams_______________________
Title: Managing Director______________________

Signature Page to Amendment No. 8 to Credit Agreement

MIDCAP FUNDING XVI TRUST,
as a Lender
By: Apollo Capital Management, L.P., its investment manager

By: Apollo Capital Management GP, LLC, its general partner

By: /s/ Maurice Amsellem _____________________
Name: Maurice Amsellem _____________________
Title: Authorized Signatory_____________________

Signature Page to Amendment No. 8 to Credit Agreement

PennantPark Floating Rate Funding, I, LLC,
as a Lender

PennantPark Floating Rate Capital Ltd., as
Designated Manager

By: /s/ Aviv Efrat _________________________
Name: Aviv Efrat _________________________
Title: Chief Financial Officer________________

Signature Page to Amendment No. 8 to Credit Agreement

Saratoga Investment Corp CLO 2013-1, Ltd.,
as a Lender

By: /s/ Pavel Antonov _____________________
Name: Pavel Antonov _____________________
Title: Attorney In Fact_____________________

Signature Page to Amendment No. 8 to Credit Agreement

Wells Fargo Bank, N.A.,
as a Lender

By: /s/ Victor Choi ______________________
Name: Victor Choi ______________________
Title: Vice President_____________________

Signature Page to Amendment No. 8 to Credit Agreement

EMPORIA PREFERRED FUNDING II, LTD.
By: Ivy Hill Asset Management, L.P., as Collateral Manager

By: /s/ Kevin R. Braddish_____________________
Name: Kevin R. Braddish ____________________
Title: Duly Authorized Signatory_______________

EMPORIA PREFERRED FUNDING III, LTD.
By: Ivy Hill Asset Management, L.P., as Collateral Manager

By: /s/ Kevin R. Braddish_____________________
Name: Kevin R. Braddish ____________________
Title: Duly Authorized Signatory_______________

IVY HILL MIDDLE MARKET CREDIT FUND IV, LTD.
By: Ivy Hill Asset Management, L.P., as Portfolio Manager

By: /s/ Kevin R. Braddish_____________________
Name: Kevin R. Braddish ____________________
Title: Duly Authorized Signatory_______________

IVY HILL MIDDLE MARKET CREDIT FUND V, LTD.
By: Ivy Hill Asset Management, L.P., as Portfolio Manager

By: /s/ Kevin R. Braddish_____________________
Name: Kevin R. Braddish ____________________
Title: Duly Authorized Signatory_______________

IVY HILL MIDDLE MARKET CREDIT FUND VII, LTD.
By: Ivy Hill Asset Management, L.P., as Asset Manager

Signature Page to Amendment No. 8 to Credit Agreement

By: /s/ Kevin R. Braddish_____________________
Name: Kevin R. Braddish ____________________
Title: Duly Authorized Signatory_______________

IVY HILL MIDDLE MARKET CREDIT FUND IX, LTD.
By: Ivy Hill Asset Management, L.P., as Asset Manager

By: /s/ Kevin R. Braddish_____________________
Name: Kevin R. Braddish ____________________
Title: Duly Authorized Signatory_______________

Signature Page to Amendment No. 8 to Credit Agreement

CONSENT AND REAFFIRMATION
Each of Performant Financial Corporation, Performant Recovery, Inc. (formerly known as Diversified Collection Services, Inc.) and Performant Technologies, Inc. (formerly known as Vista Financial, Inc.) (collectively, the "Companies") hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 8 to Credit Agreement dated as of May __, 2017 (the "Amendment"); (ii) consents to Borrower's execution and delivery of the Amendment and the consummation of the transactions contemplated thereby; (iii) agrees to be bound by the Amendment (including by Section 8 of the Amendment); (iv) affirms that nothing contained in the Amendment shall modify in any respect whatsoever any Loan Document to which it is a party; and (v) reaffirms that such Loan Documents shall continue to remain in full force and effect and that its guaranty of the Obligations and grant of security interests in its assets to secure such guaranty of the Obligations shall remain in effect in all respects. Although the Companies have been informed of the matters set forth herein and has acknowledged and agreed to same, each of the Companies understands that Agent and Lenders have no obligation to inform either Company of such matters in the future or to seek acknowledgment of either Company or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.
IN WITNESS WHEREOF, the parties hereto have caused this Consent and Reaffirmation to be duly executed under seal and delivered by their respective duly authorized officers on and as of the date of the Amendment.
[Signature Page Follows]

PERFORMANT FINANCIAL CORPORATION By: /s/ Hakan Orvell Name: Hakan Orvell Title: Secretary

PERFORMANT RECOVERY, INC. (formerly known as Diversified Collection Services, Inc.) By: /s/ Hakan Orvell Name: Hakan Orvell Title: Secretary

PERFORMANT TECHNOLOGIES, INC. (formerly known as Vista Financial, Inc.) By: /s/ Hakan Orvell Name: Hakan Orvell Title: Secretary

Signature Page to Consent and Reaffirmation –Amendment No. 8 to Credit Agreement

Exhibit B
Form of Compliance Certificate
Please refer to the Credit Agreement dated as of March 19, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the undersigned ("Borrower"), the lenders party thereto from time to time, as Lenders, and Madison Capital Funding LLC, as administrative agent ("Agent"). This certificate (this "Certificate"), together with supporting calculations attached hereto, is delivered to Agent and Lenders pursuant to the terms of the Credit Agreement. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.
[Enclosed herewith is a copy of the [annual audited/quarterly/monthly] report of Borrower as at ________________ (the "Computation Date"), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of Borrower as of the Computation Date and has been prepared in accordance with GAAP consistently applied.]
Borrower hereby certifies and warrants that the computations set forth on the schedule attached hereto correspond to the ratios contained in the Credit Agreement and such computations are true and correct as at the [Computation Date] [date hereof, after giving pro forma effect to the Acquisition (and related Loans) pursuant to which this certificate is delivered].
Borrower further certifies that no Event of Default or Default has occurred and is continuing as of the date hereof [except as described on the Schedule attached hereto].

PERFORMANT BUSINESS SERVICES, INC. (formerly known as DCS Business Services, Inc.) By: Title:

B-1

Schedule to Compliance Certificate
Dated as of _________________

A. Calculation of EBITDA
1. Consolidated Net Income	$________
2. Plus: Losses from Dispositions, extraordinary items, discontinued operations, reappraisal, revaluation or write-down of assets interest expense and the Agent's fee
   income tax expense
   depreciation
   amortization
   charges for impairment of goodwill and
     other intangibles
   management fees and reimbursable expenses
   amortization of debt discounts and commissions
$________ $________ $________ $________ $________ $________ $________ $________
3. Plus: Transaction fees and expenses in connection with this agreement Non-cash expenses in connection with options, deferred compensation and stock options	$________ $________
Transaction Fees in connection with Permitted Acquisitions and Investments permitted under Sections 7.11(q) and 7.11(s)	$________
Transaction fees and expenses in connection with a successful Qualified IPO	$________
Transaction fees and expenses in connection with an unsuccessful Qualified IPO	$________
Costs and expenses related to Permitted Debt or equity issuances	$________
Non-cash expenses in the form of options granted to Borrower or Holdings and other non-cash expense with respect to deferred compensation and stock options	$________
severance expenses approved by the Agent	$________
business interruption insurance proceeds	$________

Non-cash adjustment to the valuation of earnout payments or other consideration relating to Investments permitted hereunder	$________
cash restructuring charges approved by the Agent in connection with Permitted Acquisitions and Investments permitted under Sections 7.11(q) and 7.11(s)	$________
non-cash restructuring charges from Permitted Acquisitions or Investments permitted under Sections 7.11(q) and 7.11(s)	$________
non-cash charges (or minus non-cash gains) relating to various accounting charges	$________
other extraordinary costs and expenses satisfactory to Agent	$________
non-cash adjustments relating to earn-outs and other investment consideration	$________
any Cure Amount contributed pursuant to Section 7.14.3 (solely for purpose of determining compliance with Section 7.14.1 and 7.14.2)	$________
the result of (a) the amount collected during such period from the Department of Education for services performed and invoiced, but for which revenue has not yet been recognized in Consolidated Net Income, minus (b) revenue from the Department of Education recognized in Consolidated Net Income during such period for which cash was received in a prior period and where revenue was not previously recognized, all subject to the review and reasonable approval of Agent
$________
CMS Settlement Addback up to $3,000,000 during term of Agreement	$_________

Fees, costs and expenses re Amendment No. 2	$_________
Fees, costs and expenses re Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7 and Amendment No.8	$_________
Permitted DOE Addbacks	$_________
4. Minus: Gains from Dispositions, extraordinary items, discontinued operations, reappraisal, revaluation or write-up of assets	$________
5. Total (EBITDA)	$________
B. Section 7.14.2 - Maximum Total Debt to [Adjusted] EBITDA Ratio
1. Total Debt	$________
2. [Adjusted] EBITDA
(from Item A(5) above[, plus Pro Forma EBITDA totaling $______ in the aggregate for all applicable Permitted Acquisitions in such period (comprising of Pro Forma Adjusted EBITDA in the following individual amounts with respect to the following individual Permitted Acquisitions (x) _______, $________, (y) _______, $________ and (z) _______, $________)])
$________
3. Ratio of (1) to (2)	____ to 1
4. Maximum allowed	____ to 1
C. Section 7.14.4 – Minimum Interest Coverage Ratio
1. EBITDA (from Item [__] above)	$________
2. Interest Expense paid in cash	$________
3. Ratio of (1) to (2)	____ to 1
4. Minimum required	____ to 1
E. Section 7.14.6 - Capital Expenditures
1. Capital Expenditures for the [Fiscal Year][Fiscal Quarter]	$________
2. Maximum Permitted Capital Expenditures	$[8,000,000][3,000,000]